                        PORTFOLIO CROSS-LICENSE AGREEMENT
                                     BETWEEN
                         TEXAS INSTRUMENTS INCORPORATED
                                       AND
                       UNITED MICROELECTRONICS CORPORATION

                                TABLE OF CONTENTS


1.   LICENSES, COVENANTS, EXCLUSIONS AND RELEASES ............................................3
     1.1  License Grants To UMC ENTITIES/UMC SPINOFFS ........................................3
          1.1.1    UMC BRANDED PRODUCTS/UMC SPINOFF BRANDED PRODUCTS .........................3
          1.1.2    UMC FOUNDRY PRODUCTS.......................................................4
          1.1.3    Option to License MEMORY PORTION of UMC FOUNDRY PRODUCTS ..................5
     1.2  License Grants to TI ENTITIES ......................................................7
          1.2.1    PRODUCTS ..................................................................7
     1.3  Have Made Rights ...................................................................8
          1.3.1    UMC ENTITY Subcontracting .................................................8
          1.3.2    TI ENTITY Subcontracting ..................................................8
     1.4  Third-Party Products ...............................................................9
     1.5  TI Foundry Restriction ............................................................10
     1.6  Third Party Designs ...............................................................10
     1.7  ENTITY/UMC SPINOFF Authority ......................................................10
     1.8  General Exclusions ................................................................11
     1.9  Releases ..........................................................................11
     1.10 Certain Acquisitions ..............................................................13
2.   ROYALTIES and RECORDS ..................................................................14
     2.1  Royalty Rates......................................................................14
          2.1.1    BASE ROYALTY..............................................................14
          2.1.2    BRANDED ROYALTY...........................................................14
          2.1.3    MEMORY FRACTION ROYALTY ..................................................14
          2.1.4    Due Dates For BASE ROYALTIES .............................................15
          2.1.5    Due Dates For BRANDED ROYALTY and MEMORY FRACTION ROYALTY ................15
          2.1.6    Consideration for Royalty Rates ..........................................15
          2.1.7    Method and Place for Royalty Payments ....................................15
          2.1.8    Royalty Triggering Events for UMC ENTITIES ...............................16
          2.1.9    Survival .................................................................16
     2.2  Accounting and Records ............................................................16
          2.2.1    Computation ..............................................................16
          2.2.2    Audit ....................................................................16
          2.2.3    Currency Exchange.........................................................17
          2.2.4    Royalty Report ...........................................................18
          2.2.5    Taxation .................................................................19
3. TERM, TERMINATION, DISPUTE RESOLUTION ....................................................19
     3.1  Term     ..........................................................................19
     3.2  Termination .......................................................................19
          3.2.1    Events of Termination ....................................................19
          3.2.2    Non-terminating Events ...................................................22
          3.2.3    Effect of Termination ....................................................23
          3.2.4    License Survival .........................................................23
4.   WARRANTIES AND REPRESENTATIONS, LIMITATIONS OF LIABILITY AND INDEMNIFICATION............23
     4.1  Express Warranties, Acknowledgements and Representations ..........................23
          4.1.1    Power and Authority ......................................................23
          4.1.2    Proper Payment ...........................................................23
          4.1.3    Full Royalty .............................................................24
     4.2  Term     ..........................................................................24
     4.3  Material Breach ...................................................................24
     4.4  Disclaimer ........................................................................24
     4.5  Indemnities .......................................................................25
5.   MISCELLANEOUS PROVISIONS................................................................25
     5.1  Implied Licenses and Releases .....................................................25


                                        i

     5.2  Technical Assistance ..............................................................25
     5.3  No License to Software ............................................................25
     5.4  Governmental Contract Restrictions ................................................25
     5.5  No Agency .........................................................................26
     5.6  No Assignment .....................................................................26
     5.7  Patent Filings ....................................................................26
     5.8  Language ..........................................................................26
     5.9  Notice   ..........................................................................26
     5.10 Parole Evidence/No Oral Modification ..............................................27
     5.11 Choice of Law......................................................................27
     5.12 Jurisdiction and Venue ............................................................28
     5.13 Confidentiality ...................................................................28
     5.14 Merger   ..........................................................................29
     5.15 Basis for Agreement................................................................29
     5.16 No Waiver..........................................................................29
     5.17 Convenience of the Parties ........................................................30

EXHIBIT A         ...........................................................................31
Definitions       ...........................................................................31
1.   "ANNUAL MAXIMUM BASE ROYALTY"...........................................................31
2.   "BASE ROYALTY"..........................................................................31
3.   "BRANDED ROYALTY" ......................................................................31
4.   "BUSINESS EQUIPMENT AND SYSTEMS"........................................................31
5.   "CIRCUIT PATENT CLAIMS".................................................................31
6.   "DEFORMABLE DEVICE".....................................................................31
7.   "EFFECTIVE DATE"........................................................................32
8.   "ENTITY"................................................................................32
9.   "INTEGRATED CIRCUIT"....................................................................32
10.  "LICENSED PARTY"........................................................................32
11.  "MANUFACTURING EQUIPMENT AND SYSTEMS"...................................................32
12.  "MEMORY FRACTION".......................................................................32
13.  "MEMORY FRACTION ROYALTY" ..............................................................33
14.  "MEMORY PORTION"........................................................................33
15.  "NET SALES BILLED"......................................................................33
16.  "PARTY" ................................................................................34
17.  "PATENT(S)"  ...........................................................................34
18.  "PROCESS PATENT CLAIMS".................................................................35
19.  "PRODUCTS" .............................................................................36
20.  "ROYALTY BEARING PRODUCT(S)" ...........................................................37
21.  "SEMICONDUCTOR PRODUCT".................................................................37
22.  "SUBSIDIARY(IES)". .....................................................................37
23.  "TI CIRCUIT PATENT CLAIMS" .............................................................38
24.  "TI ENTITIES". .........................................................................38
25.  "TI-PARTICIPATION CIRCUIT PATENT CLAIMS"................................................38
26.  "TI-PARTICIPATION PATENT(S)"............................................................38
27.  "TI-PARTICIPATION PROCESS PATENT CLAIMS"................................................38
28.  "TI PATENT(S)"..........................................................................38
29.  "TI PROCESS PATENT CLAIMS"..............................................................38
30.  "UMC BRANDED PRODUCT(S).................................................................39
31.  "UMC ENTITIES". ........................................................................39
32.  "UMC FOUNDRY PRODUCT(S)"................................................................40
33.  "UMC-PARTICIPATION PATENT(S)"...........................................................40
34.  "UMC PATENT(S) .........................................................................40
35.  "UMC SPINOFFS"..........................................................................40
36.  "UMC SPINOFF BRANDED PRODUCT(S)"........................................................41
EXHIBIT B         ...........................................................................42

                        PORTFOLIO CROSS-LICENSE AGREEMENT

         This Agreement is made by and between Texas Instruments Incorporated ("TI"), a Delaware corporation having a place of business at 8505 Forest Lane, Dallas, Texas 75243, U.S.a., and United Microelectronics Corporation ("UMC"), a corporation organized under the laws of the Republic of China having a place of business at No. 3 Li Hsin Road 2, Science Based Industrial Park, Hsin Chu City, Taiwan. Unless otherwise defined herein, defined terms shall have the meanings assigned thereto in Exhibit a hereto.

                                   WITNESSETH:

         WHEREAS, the TI ENTITIES own or control and have or may have in the future rights under various patents and utility models and applications in various countries of the world as to which the UMC ENTITIES desire to acquire licenses as hereinafter provided;

         WHEREAS, the UMC ENTITIES own or control and have or may have in the future rights under various patents and utility models and applications in various countries of the world as to which the TI ENTITIES desire to acquire licenses as hereinafter provided;

         WHEREAS, the TI ENTITIES and the UMC ENTITIES recognize that the patent portfolios of each can, and will change, virtually on a daily basis, as new patents are added and existing ones expire, in various countries of the world, during the term of this Agreement, and both desire to enter into a cross-license that would include, as licensed under this Agreement, substantially the entire patent portfolios each at any time existing during the term of this Agreement (a "portfolio cross-license");

         WHEREAS, the TI ENTITIES and the UMC ENTITIES acknowledge that it is their mutual intent and desire to enter into this portfolio cross-license form of agreement as a result of and taking into consideration, among other things:

         (A) The continuous updating of products in the semiconductor industry resulting from rapid technological advances;

         (B) The practice of the TI ENTITIES and the UMC ENTITIES, as well as others in the semiconductor industry, of annually filing hundreds of patent applications worldwide, with the result that each of the TI ENTITIES and the UMC ENTITIES will have new patents being issued and expiring virtually on a daily basis;

         (C) The global nature of the semiconductor market and the virtual impossibility of tracing the ultimate migration of semiconductor products; and

         (D) The economic impracticability of a patent-specific approach to licensing worldwide patent portfolios, and the recognition of this fact implicit in the standard and custom of the semiconductor industry to enter into, and rely on, portfolio cross-license agreements;

         WHEREAS, the TI ENTITIES and the UMC ENTITIES are engaged in continuing research, development and engineering in regard to PRODUCTS and contemplate the possibility of filing applications for the patenting of inventions resulting therefrom and mutually desire that these future patents be licensed as hereinafter provided;

         WHEREAS, TI and UMC acknowledge that they are entering into a portfolio cross-license, and not a license for specific patents;

         WHEREAS, TI and UMC have settled on a means to govern the payment of royalties during the term of this Agreement having taken into account the patent portfolios of the TI ENTITIES and the UMC ENTITIES, good faith negotiations involving selected patents and product lines of the TI ENTITIES and the UMC ENTITIES, and the fact that UMC will pay royalties hereunder for, among other things, making UMC FOUNDRY PRODUCTS for customers, some of whom will not have licenses from a TI ENTITY, as well as some who may;

         WHEREAS, TI and UMC acknowledge and contemplate, in view of the fact that a significant goal of this portfolio cross-license Agreement is to provide the TI ENTITIES and the UMC ENTITIES, except for certain excluded patents, with worldwide freedom to manufacture, sell and ship certain PRODUCTS without concern for infringement suits, and that certain PRODUCTS which are sold, offered for sale, used, imported, or manufactured in any country, anywhere in the world, will be licensed, pursuant to the terms of this Agreement, without regard as to whether such PRODUCTS infringe any particular patent of either of them in any particular country;

         WHEREAS, TI and UMC find it convenient to make an arrangement whereby substantially all the patents of the TI ENTITIES and of the UMC ENTITIES with respect to certain PRODUCTS, are made accessible to the other under one license in lieu of multiple negotiations and licenses, and therefore, they desire to enter into one patent license agreement on the terms hereinafter set forth and to make the payments described herein; and

         WHEREAS, as part of the licensing arrangement, the UMC ENTITIES desire to obtain and the TI ENTITIES are willing to grant licenses on the terms of this Agreement to permit the ENTITIES to conduct foundry activities for customers of the UMC ENTITIES, including, without limitation, mask making, wafer fabrication, wafer probe, and test, assembly, packaging and final test.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, it is hereby agreed as follows:

1.       LICENSES, COVENANTS, EXCLUSIONS AND RELEASES
         1.1      LICENSE GRANTS TO UMC ENTITIES/UMC SPINOFFS
                  1.1.1    UMC BRANDED PRODUCTS/UMC SPINOFF BRANDED PRODUCTS
                           1.1.1.1 Each TI ENTITY hereby grants and agrees to
grant to each UMC ENTITY non-exclusive licenses under any TI PATENTS to make UMC BRANDED PRODUCTS. Each TI ENTITY further grants and agrees to grant to each UMC ENTITY the right to use, sell, lease, import, offer for sale, or otherwise dispose of UMC BRANDED PRODUCTS made by a UMC ENTITY. The grant to make UMC BRANDED PRODUCTS shall include the right, under any TI PATENTS, for any UMC ENTITY to use manufacturing and business processes and methods, and shall further include the right under any TI PATENTS for any UMC ENTITY to use MANUFACTURING EQUIPMENT AND SYSTEMS and BUSINESS EQUIPMENT AND SYSTEMS made by any UMC ENTITY or any other party.
                           1.1.1.2 To the extent that each TI ENTITY has the
legal right to do so, each such TI ENTITY hereby grants and agrees to grant to each UMC ENTITY non-exclusive licenses or sub-licenses under any TI-PARTICIPATION PATENTS to make UMC BRANDED PRODUCTS; and to use, sell, lease, import, offer for sale, or otherwise dispose of UMC BRANDED PRODUCTS made by a UMC ENTITY. The grant to make UMC BRANDED PRODUCTS shall include the right, under any TI-PARTICIPATION PATENTS, for any UMC ENTITY to use manufacturing and business processes and methods and shall further include the right under any TI-PARTICIPATION PATENTS for any UMC ENTITY to use MANUFACTURING EQUIPMENT
AND SYSTEMS and BUSINESS EQUIPMENT AND SYSTEMS made by any UMC ENTITY OR any OTHER PARTY.
                           1.1.1.3 Each TI ENTITY hereby grants and agrees to
grant to each UMC ENTITY non-exclusive licenses, under any TI PATENTS, to make UMC SPINOFF BRANDED PRODUCTS for sale to a UMC SPINOFF for that UMC SPINOFF to use, sell, lease, import, offer for sale, or otherwise dispose of SUCH UMC SPINOFF BRANDED PRODUCTS. The grant to make UMC SPINOFF BRANDED PRODUCTS shall include the right under any TI PATENTS for any UMC ENTITY to use manufacturing and business processes and methods and shall further include the right under any TI PATENTS for any UMC ENTITY to use
MANUFACTURING EQUIPMENT AND SYSTEMS and BUSINESS EQUIPMENT AND SYSTEMS made by any UMC ENTITY or any other party.

                           1.1.1.4.  To the extent that each TI ENTITY  has
the legal right to do so, each such TI ENTITY hereby grants and agrees to grant to each UMC ENTITY non-exclusive licenses or sub-licenses under any TI-PARTICIPATION PATENTS, to make UMC SPINOFF BRANDED PRODUCTS for sale to a UMC SPINOFF for that UMC SPINOFF to use, sell, lease, import, offer for sale, or otherwise dispose of, such UMC SPINOFF BRANDED PRODUCTS. The grant to make UMC SPINOFF BRANDED PRODUCTS shall include the right under any TI-PARTICIPATION PATENTS for any UMC ENTITY to use manufacturing and business processes and methods and shall further include the right under any TI-PARTICIPATION
PATENTS for any UMC ENTITY to use MANUFACTURING EQUIPMENT AND SYSTEMS and BUSINESS EQUIPMENT AND SYSTEMS made by any UMC ENTITY or any other party.

                  1.1.2.   UMC FOUNDRY PRODUCTS
                           1.1.2.1 Each TI ENTITY hereby grants and agrees to
grant to each UMC ENTITY non-exclusive licenses, under TI PROCESS PATENT CLAIMS only, to make

UMC FOUNDRY PRODUCTS. Each TI ENTITY further grants and agrees to grant to each UMC ENTITY the right to sell, import, offer for sale or otherwise dispose of UMC FOUNDRY PRODUCTS made by any UMC ENTITY. The grant to make FOUNDRY PRODUCTS shall include the right, under any TI PROCESS PATENT CLAIMS, for any UMC ENTITY to use manufacturing processes and methods and shall further include the right under any TI PATENTS to use business processes and methods and MANUFACTURING EQUIPMENT AND SYSTEMS and BUSINESS EQUIPMENT AND SYSTEMS made by any UMC ENTITY or any other party. Notwithstanding the foregoing, unless licensed under Section 1.1.3 herein, UMC FOUNDRY PRODUCTS are not licensed under TI CIRCUIT PATENT CLAIMS.
                           1.1.2.2 To the extent that each TI ENTITY has the
legal right to do so, each such TI ENTITY hereby grants and agrees to grant to each UMC ENTITY non-exclusive licenses or sub-licenses, under any TI-PARTICIPATION PROCESS PATENT CLAIMS only, to make UMC FOUNDRY PRODUCTS; and to sell, import, offer for sale or otherwise dispose of UMC FOUNDRY PRODUCTS made by any UMC ENTITY. The grant to make UMC FOUNDRY PRODUCTS shall include the right, under any TI-PARTICIPATION PROCESS PATENT CLAIMS, for any UMC ENTITY to use manufacturing processes and methods, and shall further include the right under TI-PARTICIPATION PATENTS for any UMC ENTITY to use business processes and methods and MANUFACTURING EQUIPMENT AND SYSTEMS and BUSINESS EQUIPMENT AND SYSTEMS made by any UMC ENTITY or any other party. Notwithstanding the foregoing, unless licensed under Section 1.1.3 herein, UMC FOUNDRY PRODUCTS are not licensed under TI-PARTICIPATION CIRCUIT PATENT CLAIMS.
                  1.1.3    OPTION TO LICENSE MEMORY PORTION OF UMC FOUNDRY
PRODUCTS
                           1.1.3.1 In addition to the licenses granted under
Section 1.1.2 above, at UMC's option, for any UMC FOUNDRY PRODUCT which is an INTEGRATED CIRCUIT product, each TI ENTITY agrees to grant to each UMC ENTITY, an additional, non-exclusive, product-specific (including product revisions) license, to make such INTEGRATED CIRCUIT product solely for the benefit of a foundry customer of such UMC ENTITY, for the MEMORY PORTION of such INTEGRATED CIRCUIT product, under TI CIRCUIT PATENT CLAIMS, and, to the extent any TI ENTITY has the legal right to do so, under any TI-PARTICIPATION CIRCUIT PATENT CLAIMS, allowing such foundry customer to use, sell, lease, import, offer for sale, or otherwise dispose of such MEMORY PORTION of such product, subject to the following conditions:
                                    (a)     UMC shall pay to TI, in addition
to the royalty specified in Section 2.1.1, the MEMORY FRACTION ROYALTY specified in Section 2.1.3 for such product;
                                    (b)     The non-MEMORY PORTION of such
UMC FOUNDRY PRODUCTS shall not be licensed under any TI CIRCUIT PATENT CLAIMS or TI-PARTICIPATION CIRCUIT PATENT CLAIMS; and
                                    (c)     Notwithstanding anything to the
contrary in this Section 1.1.3, TI, by written notice to UMC within twenty
(20) business days of receipt by TI of UMC's notification to TI as contemplated in Section 1.1.3.1(d), may decline to grant, or permit the TI ENTITIES to grant, any such license to a UMC ENTITY if TI certifies to UMC that any of the following circumstances exist:
                                            (i)      The customer, or any of
its SUBSIDIARIES, and any TI ENTITY are engaged in patent litigation with each other;
                                            (ii)     The customer, or any of
its SUBSIDIARIES, and any TI ENTITY are engaged in, or have requested, patent license discussions with each other;
                                            (iii)    The customer, or any of
its SUBSIDIARIES, or any TI ENTITY has notified the other of any of its PATENTS; or
                                            (iv)     The customer, or any of
its SUBSIDIARIES, has a license from any TI ENTITY which includes the MEMORY PORTION of such product.
                                    (d)     Subject to the provisions of
Section 1.1.3.1(c), any license to such customer for any such product under this Section 1.1.3 shall commence on or after the date of written notification by UMC to TI of the exercise of such option for such product, such commencement date to be specified by UMC in such notice, provided, however, that in TI's sole discretion, TI may agree to an earlier effective commencement date. The notification to TI shall include: the name of the customer, the specific product to be licensed, the estimated MEMORY FRACTION, the commencement and end dates of such license, and to the extent available, the estimated amount of product to be licensed. Subject to the provisions of
Section 3, the minimum term of any such license shall be twenty-four (24) months.

                                    (e)     Any such license to such customer
under this Section 1.1.3 shall be conditioned on UMC securing for each of the TI ENTITIES fully paid-up, world-wide, royalty-free, non-exclusive licenses under PATENTS owned or controlled by the particular customer of the UMC ENTITY during the term of the license protection for the MEMORY PORTION of such product pursuant to this Agreement. These licenses secured by UMC shall grant each TI ENTITY the right to make, have made, use, sell, lease, offer for sale, import, or otherwise dispose of the following:

                                            (i)      all PRODUCTS under any
claims of any PATENTS owned or controlled by such customer which relate to the structure, design, or manufacture of any semiconductor memory product;
                                            (ii) the MEMORY PORTION of all
PRODUCTS under any PATENTS owned or controlled by such customer;
                                            (iii)    without limiting the
foregoing, these licenses shall include the right, under any PATENTS owned or controlled by such customer, for the TI ENTITIES, or third parties under the "have made rights" of the TI ENTITIES granted above, to use manufacturing and business processes and to use MANUFACTURING EQUIPMENT AND SYSTEMS and BUSINESS EQUIPMENT AND SYSTEMS made by any TI ENTITY or any other party;
                                            (iv)     the licenses granted
under this Section 1.1.3 from a specific customer to the TI ENTITIES shall not terminate unless and until the licenses granted under this Section 1.1.3 to such customer terminate, provided however that upon termination of all of the licenses granted under this Section 1.1.3 to such customer, the licenses granted to TI ENTITIES by such customer under this Section shall also terminate.
         1.2      LICENSE GRANTS TO TI ENTITIES
                  1.2.1    PRODUCTS
                           1.2.1.1 Each UMC ENTITY and each UMC SPINOFF
hereby grants and agrees to grant to each TI ENTITY non-exclusive, paid-up, royalty free licenses under any UMC PATENTS, to make PRODUCTS. Each UMC ENTITY and each UMC SPINOFF further grants and agrees to grant to each TI ENTITY the right to use, sell, lease, import, offer for sale or otherwise dispose of PRODUCTS made by any TI ENTITY. The grant to make PRODUCTS shall include the right, under any UMC PATENTS, for any TI ENTITY to use manufacturing and business processes and methods, and shall further include the right under any UMC PATENTS for any TI ENTITY to use MANUFACTURING EQUIPMENT AND SYSTEMS and BUSINESS EQUIPMENT AND SYSTEMS made by any ENTITY or any other party.
                           1.2.1.2 To the extent that any UMC ENTITY or any
UMC SPINOFF has the legal right to do so, each UMC ENTITY and each UMC SPINOFF hereby grants and agrees to grant to each TI ENTITY non-exclusive, paid-up, royalty-free, licenses or sub-licenses, under UMC-PARTICIPATION PATENTS, to make PRODUCTS; and to use, sell, lease, import, offer for sale, or otherwise dispose of, PRODUCTS made by any TI ENTITY. The grant to make PRODUCTS shall include the right, under any UMC-PARTICIPATION PATENTS, for any TI ENTITY to use manufacturing and business processes and methods, and shall further include the right under any UMC-PARTICIPATION PATENTS to use MANUFACTURING EQUIPMENT AND SYSTEMS and BUSINESS EQUIPMENT AND SYSTEMS made by any TI ENTITY or any other party.
         1.3      HAVE MADE RIGHTS
                  1.3.1    UMC ENTITY SUBCONTRACTING
                                    The licenses granted hereunder to UMC
ENTITIES do include the right of a UMC ENTITY to outsource or otherwise subcontract to one or more third parties: (1) the assembly and testing of UMC FOUNDRY PRODUCTS, UMC BRANDED PRODUCTS and UMC SPINOFF BRANDED PRODUCTS; and
(2) the manufacture of masks used in the manufacture of UMC FOUNDRY PRODUCTS, UMC BRANDED PRODUCTS, and UMC SPINOFF BRANDED PRODUCTS; provided that, in the instance of (1) and (2) above, such UMC FOUNDRY PRODUCTS, UMC BRANDED PRODUCTS, AND UMC SPINOFF BRANDED PRODUCTS are manufactured using semiconductor wafers processed at least through the wafer fabrication stage by a UMC ENTITY. Except as set forth above, the licenses granted hereunder to UMC ENTITIES shall not include have made rights.
                  1.3.2    TI ENTITY SUBCONTRACTING

                           The licenses granted hereunder to TI ENTITIES
include the right to have a third party make PRODUCTS either in finished or semifinished form for the sole account of a TI ENTITY, but only if:

                                    (a)     said PRODUCTS are to be sold,
used, leased or otherwise disposed of, by a TI ENTITY, and under the trademark, trade name, or other commercial indicia, of a TI ENTITY;
                                    (b)     the TI ENTITY provides its
standard patent indemnities and product warranties (that it would provide for the same or similar products manufactured in its own facilities) for any of said PRODUCTS sold, leased or otherwise disposed of, by the TI ENTITY; and
                                    (c)     said PRODUCTS are made by the
third party using manufacturing drawings, specifications, data base tapes, or the like:
                                            (1)      originated by a TI
ENTITY,
                                            (2)      originated by any third
party specifically and exclusively for a TI ENTITY,
                                            (3)      licensed to a TI ENTITY
by an entity or person other than the manufacturing party, or
                                            (4)      which a TI ENTITY has
the legal or contractual right to so utilize except where such right derives from the manufacturing party; provided however that such right shall not extend to standard, off-the-shelf products of such third party nor to products originally designed by such third party and to which only minor revisions are made to conform to the specifications of a TI ENTITY. Except as set forth above, the licenses granted hereunder to TI ENTITIES shall not include have made rights.
         1.4      THIRD-PARTY PRODUCTS

                           With respect to the licenses granted hereunder to
TI ENTITIES, and notwithstanding anything in Section 1.3 to the contrary, a license to a TI ENTITY "to use, sell, lease, offer for sale, import, or otherwise dispose of" PRODUCTS made by a TI ENTITY, does include the right of the TI ENTITY to use, sell, lease, offer for sale, import, or otherwise dispose of, standard, off-the-shelf PRODUCTS of, and purchased directly or indirectly by such TI ENTITY from, any third party; provided that such PRODUCTS are used, leased, sold, offered for sale, imported, or otherwise disposed of under the trademark, trade name or other commercial indicia of such TI ENTITY.

         1.5      TI FOUNDRY RESTRICTION
                           With respect to the licenses granted hereunder to
the TI ENTITIES, no such license includes the right of any TI ENTITY to make or have made PRODUCTS, either in finished or semifinished form (by way of example, "semifinished form" includes (1) semiconductor wafers at any stage of their manufacture, (2) foundry services and (3) assembly) for, or for sale to, any third party to use, to lease, to sell, to offer for sale, to import, or otherwise to dispose of such PRODUCTS under the trademark, trade name, or other commercial indicia of such third party in any instance where the manufacturing drawings, specifications, data base tapes, or the like, are in whole or in part originated by, or on behalf of, such third party. In the event of any such activity by a TI ENTITY, the exclusive remedy for any UMC ENTITY for any claim of patent infringement shall be against any party other than a TI ENTITY. The foregoing in this Section 1.5 notwithstanding, in any instance in which such PRODUCTS are application-specific INTEGRATED CIRCUITS (ASICs or CSICs), which are substantially comprised of a TI ENTITY's ASIC or CSIC preconfigured cells, whether macro or primitive, characterized to a TI ENTITY's process, the licenses granted hereunder to the TI ENTITY shall be deemed to be extended to such PRODUCTS.
         1.6      THIRD PARTY DESIGNS
                           With respect to the licenses granted hereunder,
and except as provided otherwise in Section 1.4, a license to a LICENSED
PARTY "to use, sell, lease, offer for sale, import, or otherwise dispose of"
PRODUCTS:
                                    (a)     does not include any right for
the LICENSED PARTY to act as a sales agent, commission agent, sales representative, broker or factor of products made by third parties; and
                                    (b)     does not include any right for a
LICENSED PARTY to act as a distributor or reseller of products made by third parties.
         1.7      ENTITY/UMC SPINOFF AUTHORITY
                  1.7.1 Each PARTY shall ensure that each of its respective ENTITIES grants to the other PARTY and its respective ENTITIES the licenses required hereunder, without royalty payment, except as provided in this Agreement. If a PARTY fails to so ensure, that PARTY shall indemnify and hold harmless the other PARTY and its ENTITIES against any and all costs or damages incurred as a result of a claim of, or in defending against, any patent infringement asserted by any such ENTITY, including, but not limited to, damages based on a reasonable royalty or lost profits, consequential damages, attorney's fees and expenses; and, if such a claim is asserted in litigation and is not caused to be dismissed by the PARTY so ensuring within forty-five (45) days, such failure to ensure shall be deemed to be a material breach hereunder.
                  1.7.2 By their execution of this Agreement, the PARTIES agree and covenant that they are acting on their own behalf and on the behalf of their respective ENTITIES and shall cause each of their respective
ENTITIES to comply with all of such ENTITY's obligations hereunder, including, but not limited to, the grant of licenses hereunder by such ENTITY and the granting of releases hereunder by such ENTITY.
                  1.7.3 For purposes of this Section 1.7 all direct and indirect references to UMC's respective ENTITIES shall be deemed to include the UMC SPINOFFS.
         1.8      GENERAL EXCLUSIONS
                  1.8.1 Nothing in this Agreement shall be construed or interpreted as an agreement to bring or prosecute actions or suits against third parties for infringement or conferring any right to bring or prosecute actions or suits against third parties for infringement.
                  1.8.2 Specifically excluded from the grants of licenses pursuant to this Agreement, is any license, direct or implied, under the U.S. Semiconductor Chip Protection Act of 1984, or under the Japanese Law Concerning Semiconductor Integrated Circuit Layouts of 1985, or under any other corresponding legislation of any other country.
                  1.8.3 Specifically excluded from the grants of licenses pursuant to this Agreement, is any license, direct or implied, under any copyrights, trademarks, service marks, trade names, trade dress, or trade secrets.
                  1.8.4 Specifically excluded from the grants of licenses pursuant to this Agreement is any license, direct or implied, under any design PATENTS except for any design PATENTS for packaging, modules, or housing, for PRODUCTS.
                  1.8.5 Specifically excluded from the grants of licenses pursuant to this Agreement is any right to sublicense.
         1.9      RELEASES
                   1.9.1 Each UMC ENTITY which is or is deemed to be a UMC ENTITY on or as of the EFFECTIVE DATE and each UMC SPINOFF hereby release, acquit and forever discharge each TI ENTITY which is a TI ENTITY on or as of the EFFECTIVE DATE from any and all claims or liability for infringement or alleged infringement of any UMC PATENTS under which a license is herein granted by any such UMC ENTITY or UMC SPINOFF, with respect to performance by any such TI ENTITY, prior to the EFFECTIVE DATE, of acts which if performed on or after the EFFECTIVE DATE would be acts licensed hereunder.
                 1.9.2 Each TI ENTITY which is a TI ENTITY on or as of the EFFECTIVE DATE hereby releases, acquits and forever discharges each UMC
ENTITY which is or is deemed to be a UMC ENTITY on or as of the EFFECTIVE
DATE, and each UMC SPINOFF, from any and all claims or liability for infringement or alleged infringement of any TI PATENTS under which a license is herein granted by any such TI ENTITY, with respect to performance by any such UMC ENTITY or any UMC SPINOFF, prior to the EFFECTIVE DATE, of acts which if performed on or after the EFFECTIVE DATE would be acts licensed hereunder or would be subject to protection under the covenant not to sue under Section 1.9.5 hereof.
                 1.9.3 Each UMC ENTITY which is or is deemed to be a UMC
ENTITY on or as of the EFFECTIVE DATE and each UMC SPINOFF hereby waive any and all claims or liability for infringement or alleged infringement which any such UMC ENTITY or any UMC SPINOFF itself may have against any TI ENTITY which is a TI ENTITY on or as of the EFFECTIVE DATE, based on any UMC-PARTICIPATION PATENT with respect to performance by any such TI ENTITY, prior to the EFFECTIVE DATE, of acts which if performed on or after the EFFECTIVE DATE would be acts licensed hereunder, and each UMC ENTITY and each such UMC SPINOFF agree to release each such TI ENTITY from any and all such claims or liability to the extent any such UMC ENTITY or UMC SPINOFF has or later acquires the legal right to grant such a release.
                 1.9.4 Each TI ENTITY which is a TI ENTITY on or as of the EFFECTIVE DATE hereby waives any and all claims or liability for infringement or alleged infringement which any such TI ENTITY itself may have against any UMC ENTITY which is or is deemed to be a UMC ENTITY on or as of the EFFECTIVE DATE or any UMC SPINOFF based on any TI-PARTICIPATION PATENT, with respect to performance by any such UMC ENTITY or any UMC SPINOFF, prior to the EFFECTIVE DATE, of acts which if performed on or after the EFFECTIVE DATE would be acts licensed hereunder or would be subject to protection under the covenant not to sue under Section 1.9.5 hereof, and each such TI ENTITY hereby agrees to release each such UMC ENTITY and each UMC SPINOFF from any and all such claims or liability to the extent any TI ENTITY has or later acquires the legal right to grant such a release.
                 1.9.5 Subject to the provisions of Section 3.2.1.3 herein, each TI ENTITY hereby covenants not to sue any UMC ENTITY for infringement of TI CIRCUIT PATENT CLAIMS and, to the extent any TI ENTITY has such authority, TI-PARTICIPATION CIRCUIT PATENT CLAIMS, as a result of the manufacture, import, sale or offer for sale of UMC FOUNDRY PRODUCTS for so long as each UMC ENTITY complies with each and every term and obligation of this Agreement, to the extent such acts occur on or after the EFFECTIVE DATE and at a time when the respective UMC ENTITY and TI ENTITY are both then ENTITIES hereunder. TI and UMC agree that no UMC ENTITY is licensed under this Agreement to make, use, sell, lease, import, offer for sale, or otherwise dispose of UMC FOUNDRY PRODUCTS under TI CIRCUIT PATENT CLAIMS or TI-PARTICIPATION CIRCUIT PATENT CLAIMS other than as may be provided for under Section 1.1.3 of this Agreement. At such time as any UMC ENTITY fails to comply with any term or obligation of this Agreement. (which failure is not cured within forty-five (45) days of written notice by TI to UMC specifying the alleged failure in reasonable detail), the covenant not to sue UMC ENTITIES granted in this Section shall terminate upon further written notice from TI to UMC. TI shall then be entitled to recover fully for any and all infringements of the TI CIRCUIT PATENT CLAIMS occurring from and after such termination.
         1.10 CERTAIN ACQUISITIONS
         Notwithstanding any other provision of this Agreement, if, after the EFFECTIVE DATE, either PARTY should acquire (directly or indirectly, whether by stock purchase, merger, asset acquisition or otherwise) another existing company, its assets or business (an "Acquired Business", but Acquired
Business shall not mean any entity which is a SUBSIDIARY of a PARTY as of the EFFECTIVE DATE or which is an Additional UMC Company or UTEK), which Acquired Business was substantially engaged in the manufacture and sale of PRODUCTS prior to the acquisition and which Acquired Business had gross sales of PRODUCTS equal to twenty-five percent (25%) or more of the gross sales of PRODUCTS of the acquiring PARTY and its SUBSIDIARIES on a consolidated basis for the calendar year immediately preceding the acquisition, the acquiring PARTY shall notify the other PARTY in writing prior to or after any such acquisition. The other PARTY shall have the right to reasonably withhold its consent to extend the grant of licenses hereunder to or, in respect of, such Acquired Business. Upon such an acquisition, the other PARTY shall have forty-five
(45) days following such notice to give or withhold such consent in writing to extend the grant of licenses hereunder to the Acquired Business. Consent shall be deemed to have been given if the other PARTY fails to reply in writing within the forty-five (45) day period. If the other PARTY sends timely written notice withholding its consent to extend the grant of any licenses hereunder, the Acquired Business will not be licensed under this Agreement and any patents or PATENTS held by the Acquired Business prior to the acquisition shall not be licensed to the other PARTY, and in such event no release or waiver to, from, or in respect of such Acquired Business under
Section 1.9 will arise and the covenant not to sue under Section 1.9.5 shall not apply with respect to such Acquired Business. Further, nothing in Section
1.10 herein shall constitute a release by the other PARTY or its respective ENTITIES of any claim for infringement or alleged infringement in respect of the Acquired Business arising prior to such acquisition of the Acquired Business.

2.       ROYALTIES AND RECORDS
         2.1      ROYALTY RATES
                  2.1.1    BASE ROYALTY
                                    In partial consideration for the licenses
granted hereunder to the UMC ENTITIES, UMC shall pay to TI the BASE ROYALTY specified in Exhibit B.

                 2.1.2     BRANDED ROYALTY
                                    In addition to the BASE ROYALTY payable
under Section 2.1.1 above, and in partial consideration for the licenses granted hereunder to the UMC ENTITIES, UMC shall pay to TI the BRANDED ROYALTY specified in Exhibit B. In no event shall a MEMORY FRACTION ROYALTY under Section 2.1.3 be payable in respect of any PRODUCT for which the BRANDED ROYALTY is payable under this Section 2.1.2.
                 2.1.3     MEMORY FRACTION ROYALTY
                                    In addition to the BASE ROYALTY payable
under Section 2.1.1 above, and in partial consideration for the licenses granted hereunder to the UMC ENTITIES, UMC shall pay to TI the MEMORY FRACTION ROYALTY specified in Exhibit B. In no event shall a MEMORY FRACTION ROYALTY under this Section 2.1.3 be payable in respect of any PRODUCT for which the BRANDED ROYALTY is payable under Section 2.1.2 above.

                  2.1.4    DUE DATES FOR BASE ROYALTIES
                                    The BASE ROYALTY for any given calendar
year during the term of this Agreement shall be paid on or before the applicable Date for Payment shown in Exhibit B. For any calendar year during which the term of this Agreement shall terminate pursuant to Section 3.2 of this Agreement, UMC shall pay the pro-rata portion of the Base Royalty for such calendar year, together with any unpaid Base Royalty in respect of any prior period, within thirty (30) days following such termination date.
                  2.1.5    DUE DATES FOR BRANDED ROYALTY AND MEMORY FRACTION
                           ROYALTY
                                    BRANDED ROYALTIES and MEMORY FRACTION
ROYALTIES shall be payable as follows:
                                    (a)     All royalties due to NET SALES
BILLED in respect of all UMC BRANDED PRODUCTS, all UMC SPINOFF BRANDED PRODUCTS, and the MEMORY FRACTION of all UMC FOUNDRY PRODUCTS licensed under
Section 1.1.3 hereto during each calendar semi-annual period commencing on January 1st and ending on June 30th, or commencing on July 1st and ending on December 31st, as the case may be, shall be paid within sixty (60) days after that June 30th or December 31st, as the case may be;
                                    (b)     In the event this Agreement
expires or terminates, during a calendar semi-annual period, other than on June 30th or December 31st, all royalties payable for that calendar semi-annual period shall be paid within sixty (60) days after such termination or expiration of this agreement.
                                    (c)     BRANDED ROYALTY for products sold
or otherwise disposed of on or before June 30, 1999 shall be reported and paid within sixty days of the EFFECTIVE DATE.
                  2.1.6    CONSIDERATION FOR ROYALTY RATES
                                    The PARTIES acknowledge that the royalty
rates specified in Exhibit B take into consideration the value of the licenses granted to the TI ENTITIES in this Agreement and the method for calculating royalties.
                  2.1.7    METHOD AND PLACE FOR ROYALTY PAYMENTS
                                    All royalty payments made pursuant to
this Agreement shall be made to TI in United States dollars by electronic transfer to TI's Bank Account [*]

* Certain Information in this exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions under 17.C.F.R. section 200.80.80(b)(4), 200.83 and 230.406.

[*] or to such other financial institution and account number as TI may designate in writing to UMC. If UMC fails to make such payments on or before the required dates for reasons other than bona fide clerical error, UMC shall pay a supplemental royalty equal to one percent (1.0%) of the amount due but unpaid for each month, or partial month on a pro rata basis, that the payment is late.
                  2.1.8    ROYALTY TRIGGERING EVENTS FOR UMC ENTITIES
                                    For purposes of NET SALES BILLED and
determining royalties hereunder, ROYALTY BEARING PRODUCTS shall be deemed to be put into use, or sold or leased or otherwise disposed of, when billed to a third party or a UMC SPINOFF, or upon delivery to a third party or a UMC SPINOFF, or upon use or incorporation into a product, by a UMC ENTITY, whichever event occurs first. All sales or other dispositions of products or services by UMC ENTITIES shall be included, in the calculation of royalty payments owed to TI by UMC. UMC shall be directly responsible to TI for all royalty payments associated with such transactions on the part of the UMC ENTITIES.
                  2.1.9    SURVIVAL
                                    The obligation to pay unpaid royalties
which accrued during the term of this Agreement shall survive any termination or expiration of this Agreement.
        2.2       ACCOUNTING AND RECORDS
                  2.2.1    COMPUTATION
                                    All computations relating to
determination of the amounts of royalties due and payable pursuant to this Agreement shall be made in accordance with internationally recognized and generally accepted accounting principles as reflected in the practice of independent certified public accountants of international reputation.
                  2.2.2    AUDIT
                           2.2.2.1 ACCESS TO RECORDS. Upon the reasonable
written request of TI, UMC and the other UMC ENTITIES shall permit access to their books and records relating to ROYALTY BEARING PRODUCTS by an independent accounting firm selected by TI and approved by UMC, which approval shall not be unreasonably withheld, for the sole purpose of, and solely to the extent reasonable for, verifying the calculation of royalties due and payable pursuant to this Agreement.

* Certain Information in this exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions under 17.C.F.R. section 200.80.80(b)(4), 200.83 and 230.406.

                           2.2.2.2  FREQUENCY. TI shall seek permission for
an audit of the same UMC ENTITY no more than once each calendar year, and no such request may be made at a time longer than four (4) years after the due date for the payment(s) involved.
                           2.2.2.3  SCOPE. All information concerning the
manufacture, use, lease, sale or other disposition of ROYALTY BEARING PRODUCTS, including without limitation, sales prices and customers and other confidential business information shall be made available to the independent accounting firm to the extent necessary to verify the calculation of royalties; provided that such information shall not be made available to TI by the independent accounting firm and provided further that such accounting firm shall agree in writing to maintain such information as confidential, not to disclose it to anyone other than as necessary to verify such calculation (and then only upon such terms as ensure protection for confidentiality at least as stringent as provided herein), and not to use it for any purpose other than such verification.
                           2.2.2.4  RECORD KEEPING. UMC shall retain such
books and records as are reasonably necessary for verifying the calculation of royalties due and payable under this Agreement, for a period of no less than five (5) years after the date of payment of such royalties.
                           2.2.2.5  COSTS. UMC shall bear all costs and
expenses of the independent accounting firm for a particular audit if, upon performance of the audit, the independent accounting firm determines that any of the Base Royalty, Branded Royalty, or Memory Fraction Royalty paid during the audited period was underpaid by an amount in excess of 5%. Otherwise, TI shall bear the costs and expenses of the independent accounting firm that are incurred in performing the audit. UMC shall also pay the amount of any royalty shortfall determined by the audit within thirty (30) days of written notice of the amount of such shortfall following the conclusion of such audit, provided however that no such payment or acceptance thereof shall be an admission that the audit determination was correct, and UMC and TI shall remain free to contest such determination in the manner allowed under the law.
                           2.2.2.6  SURVIVAL. The rights and obligations
provided under this Section 2.2.2 shall survive for a period of five (5) years after the termination or expiration of this Agreement, for any reason.
                  2.2.3    CURRENCY EXCHANGE
                                    Royalties accounted for in any currency
other than United States dollars shall be converted to United States dollars by using the prevailing rate of exchange of any such currency for United States dollars first quoted in the New York Foreign Exchange Market ("prevailing rate of exchange") on the date ten (10) business days prior to the date of the written statement required under Section 2.2.4.
                  2.2.4    ROYALTY REPORT
                           On or before the date which is ten (10) days
before each royalty payment is due, UMC shall furnish to TI a written statement in the English language, certified by an authorized representative of UMC, concerning the computation of royalties due to or payable to TI, in respect of the applicable calendar annual or semi-annual period, and TI shall send to UMC an invoice therefore within ten (10) days of receipt of such statement. Separate written statements shall be required for each payment if more than one type of royalty payment is made for a single annual or semi-annual period, provided however that UMC may discharge its obligations under this paragraph by sending a single statement if that statement is timely and clearly identifies the applicable amounts, if any, of BASE
ROYALTY, of MEMORY FRACTION ROYALTY and of UMC BRANDED ROYALTY, and further includes the information listed below. Each such written statement shall contain information in reasonably sufficient detail to permit the determination of the overall accuracy of each royalty payment due or payable under this Agreement and, in particular, shall set forth the following:
                                    (a)     The total NET SALES BILLED for
such annual or semi-annual reporting period, including a listing of the aggregate NET SALES BILLED in the currency(ies) in which billed, the prevailing rates of exchange used and the final United States dollar value, in respect of all UMC BRANDED PRODUCTS, UMC SPINOFF BRANDED PRODUCTS, UMC FOUNDRY PRODUCTS, and such products for which the MEMORY FRACTION ROYALTY is due, showing for products for which a MEMORY FRACTION ROYALTY is due, the amount(s) attributable to the MEMORY PORTION thereof; and
                                    (b)     Whatever additional information
TI may reasonably prescribe by written request from time to time to enable TI to ascertain the computation of royalties under this Agreement, provided, however, that TI is not entitled to specific information concerning particular sales and/or transactions except as may be requested in connection with an audit pursuant to the terms of this Agreement, and then only as prescribed for such an audit.

                  The obligation to provide such a royalty report for any royalties for which a royalty report has not already been provided shall survive for five (5) years beyond the termination or expiration of this Agreement, for any reason.

                  2.2.5    TAXATION
                             All taxes imposed as a result of the existence
of this Agreement or the performance hereunder shall be paid by the party required to do so by applicable law, provided, however, that if so required by applicable law, UMC shall withhold the amount of any national or federal income taxes levied by foreign governments, including, but not limited to the Republic of China, on the payment to be made by UMC to TI pursuant to this Agreement, and UMC shall promptly effect payment thereof to the appropriate tax authorities of such foreign government and shall transmit to TI official tax receipts or other evidence issued by said appropriate tax authorities sufficient, to the extent feasible, to enable TI to support a claim for the United States income tax credit in respect of any such taxes so withheld and paid to any such foreign governments, including the R.O.C.

3.       TERM, TERMINATION, DISPUTE RESOLUTION
         3.1      TERM
                      Except as otherwise provided in this Section 3, this Agreement and the licenses granted pursuant hereto shall remain in force until December 31, 2007. At any time subsequent to December 31, 2006, either PARTY may request negotiations to consider the possible renewal or extension of this Agreement. In the event of any such request, both PARTIES agree to enter into good faith negotiations to determine whether a mutually acceptable extension or renewal can be agreed upon prior to expiration of the Agreement. No extension or renewal shall be effective until executed by both PARTIES. Nothing in this Section will prohibit either party from requesting good faith negotiations in the event of any acquisition of an Acquired Business subsequent to the EFFECTIVE DATE.

        3.2  TERMINATION
              3.2.1  EVENTS OF TERMINATION
                 3.2.1.1  NATURAL TERMINATION. Unless renewed or extended under
Section 3.1 above, this Agreement (and all licenses granted under it) shall expire by its terms on December 31, 2007, except that such expiration shall not effect any royalty or other obligation arising prior to such expiration and shall not affect any rights or obligations which are specifically provided hereunder as surviving expiration or termination of this Agreement.
             3.2.1.2 MATERIAL BREACH. If UMC fails to make any payment fully or timely as required by this Agreement, or in the event of any other material breach of this Agreement by either PARTY or any of its respective ENTITIES (a "defaulting PARTY"), and if such failure or other material breach is not corrected within forty-five (45) days after written notice complaining thereof is given to the defaulting PARTY, then this Agreement may be terminated forthwith in its entirety by written notice to that effect from the non-defaulting PARTY, provided that such termination shall not affect any royalty or other obligation arising prior to such termination and shall not affect any rights or obligations which are specifically provided hereunder as surviving expiration or termination of this Agreement, and provided further that as to UMC BRANDED PRODUCTS and UMC SPINOFF BRANDED PRODUCTS as to which TI accepts payment of the BRANDED ROYALTY and as to UMC FOUNDRY PRODUCTS as to which TI accepts payment of the BASE ROYALTY and/or MEMORY FRACTION
ROYALTY, the licenses, covenants and releases under this Agreement shall not be terminated as to such products for which royalty payments have been made by UMC and accepted by TI.
                  3.2.1.3  INFRINGEMENT ACTION BY UMC CUSTOMER.
Other than as specified in this Section 3.2.1.3, TI shall have the right to terminate any license granted hereunder, and the covenant not to sue under
Section 1.9.5. herein with respect to any particular UMC FOUNDRY PRODUCT, or with respect to any particular PRODUCTS manufactured by a UMC ENTITY according to data base tapes, manufacturing drawings, specifications, or the like originated by, or on behalf of a third party, but in each case only as to such products as are manufactured for such third party, where such products are primarily for the sole account of such third party; such termination to be effective upon the occurrence of the following conditions:
                           (a)      such third party has brought a patent
infringement action or proceeding (other than to defend against an infringement action or proceeding brought against such third party by TI) against TI or its respective ENTITIES based upon an activity or product which would be licensed hereunder if manufactured or done under this Agreement; and
                           (b)      TI provides written notice of such
termination to UMC. In the event the license and covenant not to sue are so terminated:

                          (i)    UMC's obligation to pay the MEMORY[nb]FRACTION
ROYALTY, if any, associated with such customer shall be terminated for all future products of and production for such customer;
                          (ii)   all licenses granted to the UMC ENTITIES
under TI PATENTS and TI-PARTICIPATION PATENTS as to PRODUCTS manufactured for such customer, shall be terminated as of the date of such termination notice such that the TI ENTITIES shall be able at such time to sue and secure injunctive relief and/or to seek damages prospectively directly against such customer of the UMC ENTITIES;
                          (iii)    notwithstanding the foregoing, the
covenant not to sue the UMC ENTITIES granted by the TI ENTITIES in Section
1.9.5 of this Agreement shall continue to be in effect as to all semiconductor wafers and all UMC FOUNDRY PRODUCTS which any UMC ENTITY had already begun processing prior to receiving the written termination notice from TI with respect to such customer under this Section; and
                          (iv)     any termination of a license under this
Section 3.2.1.3 shall not affect or diminish UMC's royalty obligation to pay the BASE ROYALTY.
              3.2.1.4 REORGANIZATION OR SALE OF ASSETS. This Agreement may be terminated by written notice of a PARTY to the other PARTY (the "Transferring PARTY") within thirty (30) days of receiving actual notice that the Transferring PARTY has consolidated with or merged with or into, or transferred, directly or indirectly, all or substantially all of its assets to, another corporation, company or other entity; notwithstanding that such Transferring PARTY may be the surviving entity, of such consolidation, merger or transfer, unless, immediately after such consolidation, merger, or transfer, the shareholders of the Transferring PARTY immediately prior to the consolidation, merger or transfer and the shareholders of entities which immediately prior to the consolidation, merger or transfer were SUBSIDIARIES of the Transferring Party, collectively, continue to own, immediately after such consolidation, merger or transfer, more than fifty percent (50%) of the outstanding shares of stock entitled to vote for the election of directors of such new or surviving entity or entity to which such assets were transferred. No such termination shall affect any royalty or other obligation arising prior to such termination.
              3.2.1.5 GOVERNMENT INTERVENTION. If at any time during the term of this Agreement, any government or agency thereof takes any action against either or both

PARTIES or their respective ENTITIES requiring, directly or indirectly, formally or informally, alteration or modification of any material term or condition of this Agreement or of the performance of the PARTIES or their respective ENTITIES that materially adversely affects one PARTY (the "Affected PARTY") substantially frustrating the purpose of the Affected PARTY in entering into this Agreement, then if the Affected PARTY makes written request to the other PARTY within sixty (60) days from Said action of such government or agency thereof, the PARTIES shall enter into good faith negotiations with the objective of restructuring the relationship between the PARTIES in a manner such that the adverse effect of such required alteration or modification of this Agreement will be minimized consistent with the purposes of the PARTIES in entering this Agreement as expressed herein. If the PARTIES cannot reach an acceptable restructuring arrangement within six
(6) months from the date of such written request, or within such longer period of time as mutually agreed upon, either PARTY shall have the right to terminate this Agreement forthwith in its entirety by giving written notice to that effect to the other PARTY and such termination shall be effective upon receipt of notice as provided in Section 5.9. All other provisions of this Section 3.2 notwithstanding, in the event this Agreement is terminated pursuant to this Section 3.2.1.5, then all rights and licenses under TI PATENTS, TI-PARTICIPATION PATENTS, UMC PATENTS and UMC-PARTICIPATION PATENTS shall cease and terminate upon receipt of such termination notice. No such termination shall affect any royalty or other obligation arising prior to such termination.
                  3.2.2    NON-TERMINATING EVENTS
                           For the convenience of the PARTIES hereto, this
Agreement is made in consideration of the exchange of patent licenses under a group of PATENTS of each PARTY and its respective ENTITIES. a determination or action by a court of competent jurisdiction, regulatory authority or governmental agency: (1) finding that one or more of the PATENTS of one PARTY or its respective ENTITIES are invalid or unenforceable; or (2) granting a temporary or permanent injunction or restraining order under one or more of the PATENTS; shall not give rise to a right of termination by either PARTY nor shall such determination or action be regarded as justification (a) for a retrospective or prospective change in this Agreement affecting the royalty rates or amounts to be paid, or (b) for changing any other provision of this Agreement.

                  3.2.3    EFFECT OF TERMINATION
                           Except as otherwise provided specifically in
Section 3.2.4, all licenses granted pursuant to this Agreement shall cease forthwith as of the date of expiration or termination for any reason of this Agreement. Any PRODUCTS as to which an event specified in the first sentence of Section 2.1.8 has not occurred prior to the date of such expiration or termination shall not be considered to be licensed under this Agreement.
                  3.2.4    LICENSE SURVIVAL
                           In the event of termination of this Agreement or
any of the licenses granted under this Agreement by one party ("the Terminating PARTY") pursuant to Section 3.2.1.2, the licenses granted by the defaulting PARTY and its respective ENTITIES to the Terminating PARTY and its respective ENTITIES hereunder shall survive until December 31, 2007.

4.       WARRANTIES AND REPRESENTATIONS, LIMITATIONS OF LIABILITY
         AND INDEMNIFICATION
         4.1      EXPRESS WARRANTIES, ACKNOWLEDGEMENTS AND REPRESENTATIONS
                  4.1.1    POWER AND AUTHORITY
                                 Each PARTY represents and warrants that it
and each of its respective ENTITIES (including, in the case of UMC, each UMC SPINOFF) has sufficient right and authority to grant to the other PARTY (including, in the case of UMC, each UMC SPINOFF) all licenses, releases, and other rights granted hereunder.
                  4.1.2    PROPER PAYMENT
                                  UMC represents and warrants that, as set
out in Section 2 of this Agreement, subject to the provisions of Section
2.2.5 herein, any royalties or other monies payable under this Agreement will be fully and timely paid directly to TI as specified in this Agreement, and, except as provided with respect to withholding taxes under Section 2.2.5, will not be paid to any other person, rum or entity, including, without limitation, any court, court clerk, escrow fund or escrow agent, unless ordered by any United States Court or United States administrative agency of competent jurisdiction.

                  4.1.3    FULL ROYALTY
                                  The PARTIES represent and acknowledge that
they have bargained for the right to use all of the PATENTS licensed herein but are free not to use any if they so choose. UMC acknowledges that it is liable hereunder for the full royalty obligation detailed herein regardless of the number of PATENTS used and such royalty obligation exists even if no PATENTS are actually used.
         4.2      TERM
                  The representations, acknowledgements, and warranties set out herein survive the execution and EFFECTIVE DATE of this Agreement and are binding on both PARTIES during the entire term of this Agreement.
         4.3      MATERIAL BREACH
                  In addition to any other material breach of this Agreement, the PARTIES acknowledge that breach of any of the representations, acknowledgements or warranties in Section 4.1 constitutes a material breach of this Agreement.
         4.4      DISCLAIMER
                  The warranties in this Agreement are in lieu of all other warranties, express or implied. This Agreement is a compromise of disputed matters. Nothing contained in this Agreement shall be construed as:
                             (a)     a warranty, representation and/or an
admission by any of the PARTIES or their respective ENTITIES as to the infringement, enforceability, validity, or scope of any patents;

                             (b)     a warranty or representation that any
manufacture, sale, offer for sale, lease, import, use or other disposition of PRODUCTS hereunder will be free from infringement of any intellectual property rights of third parties; or

                             (c)     a warranty or representation by any TI
ENTITY, that any or all of the terms and conditions in this Agreement (including the royalty rates or amounts to be paid) are any more favorable or unfavorable than the terms and conditions (including the royalty rates or amounts to be paid) in any other patent license agreement between any TI ENTITY and any third party.

         4.5      INDEMNITIES
                           Other than as expressly set forth in this
Agreement, UMC and TI acknowledge that there are no other indemnities, either express or implied, related to this Agreement.

5.       MISCELLANEOUS PROVISIONS
         5.1      IMPLIED LICENSES AND RELEASES
                           Nothing in this Agreement shall be construed or
interpreted as conferring by implication, estoppel or otherwise, upon any LICENSED PARTY, any license or other right under any patent or utility model, copyright, mask work right, trade secret, trademark, trade name or the like, except the licenses and rights expressly granted hereunder.
         5.2      TECHNICAL ASSISTANCE
                           Nothing in this Agreement shall be construed or
interpreted as an obligation to furnish any technical assistance or information or know-how.
         5.3      NO LICENSE TO SOFTWARE
                           Nothing in this Agreement shall be construed or
interpreted as conferring by implication, estoppel or otherwise upon any LICENSED PARTY, any license or other right under copyrights or design PATENTS covering any computer software that may be embodied in a PRODUCT.
         5.4      GOVERNMENTAL CONTRACT RESTRICTIONS
                           It is recognized that the TI ENTITIES and the UMC
ENTITIES may have contracted, or may after the EFFECTIVE DATE, contract with a governmental entity, such as a national or other sovereign government, governmental agency or intergovemmental authority, to do work financed by such entity and to assign to such entity its/their right to grant, or may now or hereafter be restrained by such entity from granting, licenses (other than between related ENTITIES) under PATENTS for inventions arising out of such work. The inability, for such a reason, to grant the licenses herein agreed to be granted shall not be considered a breach of this Agreement.

         5.5      NO AGENCY
                           Nothing in this agreement or anything done by any
ENTITY in the discharge of its obligations hereunder shall be deemed to make any ENTITY the agent of another.
         5.6      NO ASSIGNMENT
                           This Agreement and the licenses granted herein
shall inure to the benefit of the. PARTIES and their respective ENTITIES. Neither PARTY nor any of its respective ENTITIES shall assign or transfer any of its rights, privileges or obligations hereunder without the prior written consent of a duly authorized representative of the other PARTY, provided that no such consent shall be required for a transfer to the surviving ENTITY in a transaction which does not result in termination under Section 3.2.1.4 herein. Any attempt to so assign this Agreement or the licenses without such consent shall be null and void.
         5.7      PATENT FILINGS
                           Neither PARTY nor any of its respective ENTITIES
(nor, in the case of UMC, the UMC SPINOFFS or any UMC customer) shall be required by anything contained in this Agreement to file in any country an application for patent on any invention, or to secure any patent, or once having filed an application for patent or obtained a patent, to maintain the patent application or patent in force.
         5.8      LANGUAGE
                           This Agreement is in the English language only,
which language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the PARTIES and their ENTITIES. All communications to be made or given pursuant to this Agreement shall be in the English language.
         5.9      NOTICE
                           All notices required or permitted to be given
hereunder shall be in writing and shall be valid and sufficient if dispatched by registered airmail, postage prepaid, in any post office in the United States or in the R.O.C., as the case may be, or by facsimile with receipt confirmed, addressed as follows:

Texas Instruments:                                UMC:

Texas Instruments Incorporated                    United MicroelectronicsCorp.
8505 Forest Lane                                  No. 3 Li Hsin Road 2
Post Office Box 660199                            Science Based Industrial Park
Mail Station 8658                                 Hsin Chu City, Taiwan, R.O.C.
Dallas, Texas 75243                               Attn: President
USA
Attn: Manager, Patent Licensing

Fax: 1 (972) 917-4406                             Fax: 886 (03) 577-4767

                                                  Copy to:
                                                  Peter Courture
                                                  Fax: 1 (650) 968-8885

Either PARTY may change its address by a notice given to the other PARTY in the manner set forth above. Notices given as herein provided shall be deemed to be duly received seven (7) business days after mailing or upon actual receipt, whichever is earlier.
         5.10     PAROLE EVIDENCE/NO ORAL MODIFICATION
                           No oral explanation or oral information by either
PARTY hereto shall alter the meaning or interpretation of this Agreement. No modification, alteration, addition or change in the terms hereof shall be binding on either PARTY or its ENTITIES unless reduced to writing and executed by a duly authorized representative of each PARTY.
         5.11     CHOICE OF LAW
                           This Agreement and matters connected with the
performance thereof shall be construed, interpreted, applied and governed in all respects in accordance with the laws of the State of New York, United States of America, as applicable to agreements made and to be performed entirely within that state and without regard to the choice of law provisions, statutes, or regulations of this or any jurisdiction.

         5.12     JURISDICTION AND VENUE
                           Neither PARTY nor its respective ENTITIES (nor, in
the case of UMC, the UMC SPINOFFS) shall commence any action or proceeding against the other arising out of this Agreement or the termination thereof, except in a Federal Court located in the Southern District of the State of New York. The TI ENTITIES, the UMC ENTITIES, and the UMC SPINOFFS each consent to jurisdiction by such Federal Court and hereby waive any objection they may have in any such action or proceeding, as to the appropriateness of the above-identified venues.
         5.13 CONFIDENTIALITY The PARTIES and their respective ENTITIES (and in the case of UMC, the UMC SPINOFFS) shall keep the terms of this Agreement confidential and shall not now or hereafter divulge the same or any part thereof to third parties except:
                  (i)  with the prior written consent of the other PARTY;
                  (ii) to any governmental body or judicial entity having jurisdiction and calling therefor;
                  (iii) as otherwise may be required by law or a securities exchange established under law, and the rules and regulations of or pertaining to such law or exchange, including but not limited to those promulgated under the U.S. Securities Act and Securities Exchange Act, and by any securities exchange established thereunder;
                  (iv)  to legal counsel representing either PARTY;
                  (v)   to the independent outside auditors of either PARTY;
                  (vi) as may reasonably be appropriate to communicate to customers and prospective customers, the license rights which affect the PRODUCTS sold or to be sold to them (but any such disclosure under this Section 5.13 shall not include the royalty or payment obligations of UMC or copies of any portion of this Agreement);
                  (vii) as may reasonably be required for customary business needs not covered in (vi) above (but any such disclosure under this Section
5.13 shall not include the royalty or payment terms or copies of any portion of this Agreement);
                 (viii) as may be reasonably necessary in connection with corporate financings and similar transactions but only under appropriate confidentiality requirements; or

                  (ix) to any potential UMC SPINOFF or ENTITY as may be reasonable subject to appropriate confidentiality restrictions.
                  The disclosing party shall provide notification to the non-disclosing party prior to any disclosure under a court or governmental order, under clause (ii) above. All reasonable efforts to preserve the confidentiality of the terms of this Agreement shall be expended by the disclosing party in complying with such an order, including requesting and obtaining a protective order to the extent possible.
         5.14     MERGER
                       This Agreement sets forth the full and complete agreement and understanding between the PARTIES as to the subject matter of this Agreement and merges all prior discussions and writings (including, but not limited to, the Memorandum of Understanding dated August 28, 1998) between them as to the subject matter hereof. There are no representations, understandings or agreements, oral or written, between TI and UMC as to the subject matter of this Agreement which are not expressly included herein. Neither of the PARTIES shall be bound by any modification of this Agreement, other than as expressly provided in this Agreement or as duly set forth on or subsequent to the date hereof in writing and signed by a duly authorized representative of both PARTIES.
         5.15     BASIS FOR AGREEMENT
                           The PARTIES acknowledge that they have entered into
this Agreement of their own free will, and have not relied on any inducement by the other party to enter into this Agreement (even if such inducement occurred), nor have they relied on any warranty or representation by the other party not explicity set forth in this Agreement (even if such warranties or representations were made).
         5.16      NO WAIVER
                           The failure by a PARTY or its ENTITIES to exercise
any of its rights under this Agreement shall not be deemed to constitute a waiver of any of such rights, or other rights or remedies available to such PARTY. In particular, and subject to the terms of this Agreement, the subsequent acceptance of royalty payment(s) by TI shall not be deemed a waiver of any prior default by UMC regardless of TI's knowledge of such prior default at the time of acceptance of such royalty.

         5.17     CONVENIENCE OF THE PARTIES
                           The PARTIES hereto understand and agree that the
royalty payments to be made by UMC hereunder are based on royalty rates applied to all sales or use by UMC ENTITIES (whether to third parties or to UMC SPINOFFS) of all ROYALTY BEARING PRODUCTS in any country in the world regardless of whether or not a TI ENTITY has any patent in any particular country and regardless of whether there is any use of any TI PATENTS in certain countries. It is further understood that this is specifically done for the convenience of the PARTIES and their respective ENTITIES, so that separate accountings do not have to be made and separate license agreements do not have to be negotiated for all PATENTS and for each country in which the PARTIES or their respective ENTITIES hold or may hold PATENTS and do business.

     IN WITNESS WHEREOF, the PARTIES have caused their duly authorized officers to execute this Agreement, on the dates below indicated.

TEXAS INSTRUMENTS INCORPORATED              UNITED MICROELECTRONICS CORPORATION


BY:                                         BY:
   ---------------------------                  -------------------------------
   RICHARD J. AGNICH
   SENIOR VICE PRESIDENT


DATE:                                      DATE:
     -------------------------                  --------------------------------

                                    EXHIBIT A

                                   DEFINITIONS


1.   "ANNUAL MAXIMUM BASE ROYALTY"

     Shall have the meaning given in paragraph 1 of Exhibit B of this Agreement.


2.   "BASE ROYALTY"

     Shall have the meaning given in paragraph 1 of Exhibit B of this Agreement.


3.   "BRANDED ROYALTY"

    Shall have the meaning given in paragraph 2 of Exhibit B of this Agreement.


4.   "BUSINESS EQUIPMENT AND SYSTEMS"

      Means equipment, processes and methods useful for the operation of the business of manufacturing and marketing PRODUCTS, including equipment, processes and methods related to office operations, communications, accounting, sales, purchasing and the like.


5.   "CIRCUIT PATENT CLAIMS"

      Means only those PATENT claims which cover the schematically representable aspects or structure of an INTEGRATED CIRCUIT or the electrical circuit characteristics or function of an INTEGRATED CIRCUIT ("Circuit Claims"). In the case of a PATENT which contains one or more claims other than Circuit Claims, CIRCUIT PATENT CLAIMS does not include such other claims.


6.   "DEFORMABLE DEVICE"

      Means a SEMICONDUCTOR PRODUCT wherein addressable and movable electromagnetic radiation reflecting members comprise a substantial portion of the product, including, by way of illustration and not limitation, electrostatically controllable, deformable, or deflectable mirrors.

7.   "EFFECTIVE DATE"

      Means the date of the execution of this Agreement by both PARTIES.


8.   "ENTITY"

      Means a TI ENTITY or a UMC ENTITY, as the case may be.


9.   "INTEGRATED CIRCUIT"

      Means any integrated circuit (having two or more active circuit elements) whether sold, leased, used, incorporated or otherwise disposed of singly, or in wafer form, or as hybrid integrated circuits, or as SIMMS or the like. INTEGRATED CIRCUIT includes any packaging provided as a part thereof. The intent of this definition is to coincide with the manner in which Dataquest (as of the EFFECTIVE DATE) uses the term "integrated circuit" or "IC." INTEGRATED CIRCUIT shall not include display devices such as LCD displays, field emission displays, or the like.


10.  "LICENSED PARTY"

      Means an entity licensed under this Agreement.


11.  "MANUFACTURING EQUIPMENT AND SYSTEMS"

      Means equipment, processes and methods useful for the operation of facilities for the production of PRODUCTS, including equipment, processes and methods related to the operation and control of machinery and processes used to create PRODUCTS, and shall also include test equipment and systems including any aggregate of instrumentalities primarily adapted for use in the examination, analysis, measurement, detection, recording or indication of one or more characteristics or properties of a PRODUCT or PRODUCTS.


12.  "MEMORY FRACTION"

      Means the fraction of the area of an INTEGRATED CIRCUIT occupied by the array or arrays of memory storage cells (including their associated sense amps), provided that in the event of a stand-alone or commodity memory product the MEMORY FRACTION shall equal 1 (i.e., the entire INTEGRATED CIRCUIT product).

13.  "MEMORY FRACTION ROYALTY"

      Shall have the meaning given in paragraph 3 of Exhibit B of this Agreement.

14.  "MEMORY PORTION"

      Means the array or arrays of memory storage cells together with any circuitry necessary for storing and retrieving data from such array or arrays.


15.  "NET SALES BILLED"

      Means the following:
      a. the total amount billed in any country of the world to any third party, including a UMC SPINOFF, by any UMC ENTITY (excluding transactions between UMC and any of its related ENTITIES) pursuant to a bona fide, arms length transaction unaffected by reason of affiliation or any other cause, in connection with the sale, lease, importation, or other disposition, anywhere in the world, of ROYALTY BEARING PRODUCTS less (i) sales, excise taxes and other taxes (other than taxes measured by a UMC ENTITY's income) levied in respect to such worldwide sales, leases or other disposition, where such amounts are included in the amount billed, (ii) returned sales, sales allowances (adjustments for quality and/or yield) and/or retroactive price adjustments or credits, (iii) trade, cash or quantity discounts but only if they are expressly documented, (iv) transportation and insurance costs where such amounts are included in the amount billed, and (v) import duties; or
     b. the fair market value of such ROYALTY BEARING PRODUCTS not so sold, leased or otherwise disposed of, but used by a UMC ENTITY or otherwise sold, leased or disposed of by a UMC ENTITY to any person or entity other than as described in clause a. of this definition anywhere in the world (provided, however, that products described in clause a. of this definition and products which are distributed without charge in the ordinary course of business and in commercially insignificant volumes, such as samples, products consumed in internal testing, benchmarking, research and/or development, or scrapped products, shall not be included in NET SALES BILLED for purpose of this clause b.). For purposes of this clause b., fair market value of a particular ROYALTY BEARING PRODUCT shall be determined as follows:

         (1) Total worldwide sales revenue (less the deductions in (i) through (v) of clause a. above) for the applicable calendar semiannual reporting period for a product which is the same as or similar to said particular ROYALTY BEARING PRODUCT, sold, leased or disposed of under clause a. above divided by the total units of that product so sold, leased or otherwise disposed of anywhere in the world during said calendar semiannual reporting period to any person or entity other than a UMC ENTITY, to determine the average sales price per unit for such same or similar product. Such average sales price per unit shall be multiplied by the total units of such particular ROYALTY BEARING
      PRODUCT for which NET SALES BILLED are calculated under this clause b.
         (2) For each such same or similar product that has no sales revenue under clause a. above for the reporting period, fair market value shall be the SAME value as the average sale price (calculated in the manner provided in clause b.(1) above) as reported for such same or similar product in the immediately preceding calendar semiannual reporting period or, if there were no value established for the immediately preceding reporting period, then the fair market value, as determined above, shall be applied for the average sales price of the nearest related standard part offered by any of the UMC ENTITIES, that substantially performs the same functions as such same or similar product.
         (3) If a plurality of ROYALTY BEARING PRODUCTS are assembled onto a printed circuit board or otherwise are similarly configured
      (hereinafter called the "Assembled Products") and used or incorporated in the manner for which NET SALES BILLED are required to be calculated as set forth in this clause b., the fair market value of each ROYALTY BEARING PRODUCT incorporated in Assembled Products shall be used for the purpose of this Agreement.
      c.   NET SALES BILLED shall be accounted for in accordance with Section
2.1.8 of the Agreement.


16.      "PARTY"

          Means TI or UMC, as the case may be.


17.      "PATENT(S)"

         Means patents (including reissues and re-examination certificates), utility models, and applications therefor of all countries of the world, which convey legally enforceable rights, in any country, prior to the date of expiration or termination of this Agreement. PATENTS includes applications for patents and utility models which have been published for opposition. PATENTS does not include design patents, except PATENTS does include design patents which cover packaging, modules, or housing for SEMICONDUCTOR PRODUCTS. PATENTS does not include any rights for which payments or other consideration to third parties is required for the right to grant licenses of the scope granted herein, except for (i) payments to a SUBSIDIARY of the party owning or controlling such PATENT, or (ii) payments made to said third parties for inventions made while employed by such party or its SUBSIDIARIES. PATENTS does not include any claims of any of the foregoing which are applicable primarily to a DEFORMABLE DEVICE;
provided, however, that for purposes of the license grants hereunder, PATENTS shall include any such claims to the extent they cover PRODUCTS licensed other than DEFORMABLE DEVICES.


18.  "PROCESS PATENT CLAIMS"

      Means those PATENT claims which cover one or more process steps in the fabrication of PRODUCTS ("Process Claims"). In the case of a PATENT which contains one or more claims other than Process Claims, PROCESS PATENTS CLAIMS does not include such other claims. Illustrative examples of process steps include, but are not limited to, the following:
      a. the deposition, sputtering, formation and/or creation of semiconductor material or. thin films used in PRODUCT fabrication,
      b.    altering the conductivity of semiconductor material,
      c.    the formation of a semiconductive and/or insulating element or body,
      d. the patterning or etching of elements or layers, including etch chemistry, in an INTEGRATED CIRCUIT,
      e. the formation of insulating, intermediate, sacrificial or passivating layers,
      f.    the formation of conductive interconnects on an INTEGRATED CIRCUIT,
      g. the assembling, encapsulation and/or packaging of an INTEGRATED CIRCUIT,
      h. the formation of photolithographic or other masks used in the patterning of INTEGRATED CIRCUIT elements,
      i. the probing and/or testing of individual elements or groups of elements in an INTEGRATED CIRCUIT,including without limitation test structures and/or features which are used by the foundry to monitor and/or evaluate processes, electrical characteristics of process steps and/or process parameters,
       j.    the evaluation, burn-in and/or testing of packaged
INTEGRATED CIRCUITS,
       k.    place and route for circuitry provided by a customer, or
       l. implementation of cell libraries, standard cells, or the like into GDS II tapes from higher level specifications or softcores.
For purposes of this Agreement, PROCESS PATENT CLAIMS shall be interpreted to include topographical structures and cross sections that result from process steps, provided however, that notwithstanding any of the foregoing, PROCESS PATENT CLAIMS shall not include any CIRCUIT PATENT CLAIMS.
     For purposes of this Agreement, the following structures shall be deemed to be processes so that any claim's covering such structures shall be deemed to be PROCESS PATENT CLAIMS:
       a.    ESD Structures;
       b. Twin-Well Structures and other three dimensional or topographical structures not so related to the functioning or operation of a specific electrical circuit as normally to be considered as part of circuit design; and
       c.    Pad Structures.

19.  "PRODUCTS"
      Means SEMICONDUCTOR PRODUCTS.
      a. By way of example and not of limitation, PRODUCTS shall include semiconductor material, wafers (both unprocessed and processed), discrete devices (such as transistors), INTEGRATED CIRCUITS, unpackaged dies, packaged INTEGRATED CIRCUITs (such as DRAMs, SRAMs, DSPs, and subject to clause b below, microprocessors), memory chips, packaged chips (such as memory and processor chips), hybrid integrated circuits, memory modules and stacked memory chip packages, and similar devices. PRODUCTS shall not include any electronic systems (other than as may be provided above with respect to hybrid integrated circuits, memory modules and stacked memory chip packages, and the like) created using more than one INTEGRATED CIRCUIT or an INTEGRATED CIRCUIT combined with other peripheral systems such as personal, laptop, or palmtop computers, computer cards or boards, audio visual components, telecommunications equipment such as switches or handsets, or other electronic system comprising one or more packaged INTEGRATED CIRCUITS and other systems or structures. The fact that a PRODUCT licensed hereunder is part of a combination as stated above does not in and of itself mean that such combination of such PRODUCT is licensed.
     b. PRODUCTS shall not include any microprocessors (including without limitation, digital signal processors), microcontrollers, or math coprocessors, that are Object Code Compatible (defined below) with a Proprietary Product (defined below) of a "Licensor" (meaning a TI ENTITY or UMC ENTITY, as the case may be). "Proprietary Product" shall mean a microprocessor (including without limitation, digital signal processors), microcontroller, or math coprocessor, introduced or marketed by the Licensor, that has an instruction set originally designed by the Licensor or originally and exclusively designed for the Licensor. "Object Code Compatible" shall mean the condition in which a microprocessor (including without limitation, digital signal processors), microcontroller, or math coprocessor, is capable of executing the binary object code of 75% or more of the instructions in the instruction set of a Licensor's Proprietary Product.


20.  "ROYALTY BEARING PRODUCT(S)"

      Means any INTEGRATED CIRCUITS which are UMC FOUNDRY PRODUCTS (including the MEMORY PORTION thereof in cases where licensed), UMC BRANDED PRODUCTS, or UMC SPINOFF BRANDED PRODUCTS.


21.  "SEMICONDUCTOR PRODUCT"

      Means any product comprising at least in part semiconductive material, such products, including, but not limited to, semiconductor devices, semiconductor circuits, and INTEGRATED CIRCUITS.


22.  "SUBSIDIARY(IES)"

      Means any corporation, company or other entity more than fifty percent (50%) of the outstanding shares or stock entitled to vote for the election of directors of which is owned or controlled by a party (meaning a PARTY or a third party, as the case may be), directly or indirectly, now or hereafter during the term of this Agreement. Subsidiary also means any corporation, company or other entity in which a party (meaning a PARTY or a third party as appropriate): (i) owns or controls at least forty percent (40%) of such shares or stock and (ii) controls and/or designates more than fifty percent (50%) of the members of the board of directors during the term of this Agreement, Any corporation, company or other entity which would at any time be a SUBSIDIARY of a party, by reason of the foregoing shall be considered a SUBSIDIARY for the purposes of this Agreement only so long as the ownership or control, directly or indirectly, by such party, meets the conditions set forth above.


23.  "TI CIRCUIT PATENT CLAIMS"

      Means those claims under TI PATENTS which are CIRCUIT PATENT CLAIMS.


24.  "TI ENTITIES"

      Means TI and its SUBSIDIARIES.


25.  "TI PARTICIPATION CIRCUIT PATENT CLAIMS"

      Means those claims under TI-PARTICIPATION PATENTS which are CIRCUIT PATENT CLAIMS.


26.  "TI-PARTICIPATION PATENT(S)"

      Means PATENTS arising out of and coveting inventions developed or made by one or more employees, agents or independent contractors of a TI ENTITY (including employees of a TI ENTITY temporarily dispatched, assigned or otherwise participating in any project of, or placed on the payroll of, any third party) singly, or jointly with a third party, and where approval or consent by a party other than a TI ENTITY is required prior to granting a license or sublicense thereunder.


27.  "TI-PARTICIPATION PROCESS PATENT CLAIMS"

      Means those claims under TI-PARTICIPATION PATENTS which are PROCESS PATENT CLAIMS.


28.  "TI PATENT(S)"

      Means PATENTS which, at any time during the term of this Agreement, a TI ENTITY owns or controls and under which a TI ENTITY has the right to grant releases or licenses of the scope granted pursuant to this Agreement.


29.  "TI PROCESS PATENT CLAIMS"

      Means those claims under TI PATENTS which are PROCESS PATENT CLAIMS.

30.  "UMC BRANDED PRODUCT(S)"

      Shall mean PRODUCTS that are made (including by third parties to the extent permitted under Section 1.3.1 of this Agreement) and sold by a UMC ENTITY under a brand name or designation associated with a UMC ENTITY. UMC BRANDED PRODUCTS shall also mean PRODUCTS sold by a UMC ENTITY that are made by a UMC ENTITY but designed in whole or in part by a third party if (i) such products are sold under a trade mark or designation associated with the third party designing such products and (ii) if and only if such products were manufactured only by, and not manufactured for, a UMC ENTITY prior to the EFFECTIVE DATE of this Agreement and (iii) if such products were not sold by such UMC ENTITY pursuant to a foundry relationship with a third party. Notwithstanding the foregoing, UMC BRANDED PRODUCTS does not include PRODUCTS made pursuant to a foundry relationship with a third party.


31.  "UMC ENTITIES"

      Means UMC and (a) its SUBSIDIARIES, (b) United Semiconductor Corporation("USC"), United Integrated Circuit Corporation ("UICC") and United Silicon Incorporated ("USIC") (USC, UICC and USIC are each an "Additional UMC Company") and (c) Utek Semiconductor Corporation ("UTEK"), provided, however, that any such Additional UMC Company shall cease to be a UMC ENTITY from and after the occurrence of any of the following events:
                     (i) Any person or entity or "group" within the meaning of Section 13 of the U.S. Securities Exchange Act of 1934(other than a UMC
                              ENTITY), acquires, directly or indirectly, control over shares of stock of such Additional UMC Company entitled to vote for the election of Directors in excess of the number of such shares then owned by UMC;
                     (ii) a majority of the board of directors of such Additional UMC Company fails to consist of individuals selected and nominated by UMC;
                              or
                     (iii) UMC otherwise ceases to control and direct the management and operation of such Additional UMC Company.

         In addition, UTEK shall not be considered a UMC ENTITY for any purpose under this Agreement if (i) UTEK does not merge and/or combine with or into UMC or become a SUBSIDIARY of UMC on or prior to March 1, 2000. In the event UTEK does merge and/or combine with UMC or becomes a SUBSIDIARY of UMC on or prior to March 1, 2000, then UTEK shall be deemed to have been a UMC ENTITY from the EFFECTIVE DATE.


32.  "UMC FOUNDRY PRODUCT(S)

      Shall mean PRODUCTS (other than a UMC SPINOFF BRANDED PRODUCT) that are manufactured by a UMC ENTITY pursuant to a foundry relationship with a third party.


33.  "UMC-PARTICIPATION PATENT(S)"

      Means PATENTS arising out of and covering inventions developed or made by one or more employees, agents or independent contractors of a UMC ENTITY or UMC SPINOFF (including employees of a UMC ENTITY or UMC SPINOFF temporarily dispatched, assigned, or otherwise participating in any project of, or placed on the payroll of any third party) singly, or jointly with a third party, and where approval or consent by a party other than a party hereto is required prior to granting a license or sublicense thereunder.


34.  "UMC PATENT(S)

      Means PATENTS which, at any time during the term of this Agreement, a UMC ENTITY or a UMC SPINOFF owns or controls and under which a UMC ENTITY or a UMC SPINOFF has the right to grant releases or licenses of the scope granted pursuant to this Agreement.


35.  "UMC SPINOFFS"

      Means those entities amongst AMIC Technology Inc. ("AMIC"), BroadMedia Inc. ("BroadMedia"), Integrated Technology Express Inc. ("ITE"), Integrated Telecom Express Inc. ("IteX"),MediaTek Incorporated ("MediaTek"), and Novatek Microelectronics Corporation ("Novatek"), and their respective wholly owned SUBSIDIARIES which are designated to be UMC SPINOFFs in a Written notice to TI from UMC on or before January 1, 2000. Upon such written notice, each such designated company and its wholly owned SUBSIDIARIES shall be deemed to be a UMC SPINOFF from and after the EFFECTIVE DATE, and any such designation by UMC o shall constitute a representation by UMC that such designated company has agreed to be bound by any and all obligations applicable to it under this Agreement. UMC shall give prompt written notice to TI if and when any person, entity, or "group" within the meaning of Section 13 of the U.S. Securities Exchange Act of 1934 owns more shares of stock of such UMC SPINOFF entitled to vote for the election of directors than are owned, directly or indirectly, by UMC ("Shift in Control"). At the option of TI by written notice to UMC given within forty-five (45) days of receipt of UMC's notice, or within forty-five (45) days of TI learning of such Shift in Control, such UMC SPINOFF shall cease to be a UMC SPINOFF for purposes of this Agreement with respect to any wafer starts from and after the date of such Shift in Control and all licenses and covenants to any TI ENTITY from such UMC SPINOFF shall terminate as to wafer starts on or after such date, provided however that if UMC and/or the UMC SPINOFF sends written notice to TI of the Shift in Control within forty-five
(45) days of the effective date of such Shift in Control, no termination as to that SPINOFF under this clause will take effect as to any wafers started prior to the date that the UMC receives the applicable written notice from TI terminating the licenses as to the UMC SPINOFF involved.


36.  "UMC SPINOFF BRANDED PRODUCT(S)"

      Means any PRODUCT
      (i)   Sold to a UMC SPINOFF by a UMC ENTITY; and
      (ii) Sold by such UMC SPINOFF under a brand name or designation of such UMC SPINOFF or whose electrical design includes substantial, material or meaningful design contribution from such UMC SPINOFF; and
      (iii) Manufactured at least through the wafer fabrication stage by a UMC ENTITY; and
      (iv) Which is sold by such UMC SPINOFF with a patent indemnity.

                                    EXHIBIT B

1. The "BASE ROYALTY" is equal to [*] of the NET SALES BILLED for all ROYALTY BEARING PRODUCTS [*] by [*] UMC ENTITY, anywhere in the world, during the term of this Agreement, [*] to the [*] BASE ROYALTY (defined in the table below). The PARTIES agree that the [*] royalty level shall be given no precedential value for purposes of renewal of the present Agreement, if any, or in the negotiation of similar other agreements between the same PARTIES or their respective ENTITIES (including in the case of UMC, the UMC SPINOFFS). For [*] year, the [*] BASE ROYALTY shall be [*] to the following amounts for the following years:

                                                  [*] OF [*] YEAR TO WHICH
  [*] BASE ROYALTY         [*] FOR PAYMENT            [*] BASE ROYALTY
        [*]                        [*]                  CORRESPONDS
        [*]                        [*]                      [*]
        [*]                        [*]                      [*]
        [*]                        [*]                      [*]
        [*]                        [*]                      [*]
        [*]                        [*]                      [*]
        [*]                        [*]                      [*]
        [*]                        [*]                      [*]
        [*]                        [*]                      [*]
        [*]                        [*]                      [*]
        [*]                        [*]                      [*]
        [*]                        [*]                      [*]




* Certain Information in this exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions under 17.C.F.R. section 200.80.80(b)(4), 200.83 and 230.406.

2. The "BRANDED ROYALTY" is [*] to [*] of the NET SALES BILLED for [*] UMC BRANDED PRODUCTS and [*] UMC SPINOFF BRANDED PRODUCTS [*] by [*] UMC ENTITY, anywhere in the world, on or [*], provided however that UMC SPINOFF BRANDED PRODUCTS manufactured [*] to the EFFECTIVE DATE shall not be subject to payment of BRANDED ROYALTY, and UMC BRANDED PRODUCTS for which wafer start was [*] shall not be subject to BRANDED ROYALTY.

3. The "MEMORY FRACTION ROYALTY" is [*] to [*] of the NET SALES BILLED for [*] of the UMC FOUNDRY PRODUCTS licensed under Section 1.1.3, [*] by the MEMORY FRACTION associated with such UMC FOUNDRY PRODUCT.

4. The PARTIES agree that the BASE ROYALTY for [*] year of the agreement is in consideration for the license under TI PROCESS PATENTS to [*] UMC BRANDED PRODUCTS and for the UMC ENTITIES to [*]. For the convenience of the PARTIES, the BASE ROYALTY [*] takes into account that some of such customers, at various times during the term of this Agreement, may have their own license from TI permitting them to [*], that such customers may be paying TI royalties for [*], that the INTEGRATED CIRCUITS made for such customers by [*]
 UMC ENTITIES will not be licensed under this Agreement to the extent those INTEGRATED CIRCUITS are licensed under an agreement between such customer and [*] TI ENTITY. Further, for the convenience of the PARTIES, the PARTIES have agreed to apply the BASE ROYALTY [*] to [*] irregardless of whether any such customer may have at the [*] a license from [*] TI ENTITY to [*] to the PARTIES of tracking on a customer by customer basis which customers may have a license at any particular time during the terms of this Agreement.

* Certain Information in this exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions under 17.C.F.R. section 200.80.80(b)(4), 200.83 and 230.406.